CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE, IF ANY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES, UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

RIDESHARE RENTAL, INC.
CONVERTIBLE PROMISSORY NOTE

$500,000 ***January 8, 2021***
Los Angeles, California

FOR VALUE RECEIVED, Rideshare Rental, Inc., a Delaware corporation formerly known as "*YayYo, Inc.*", having its principal office at 433 N. Camden Drive, Suite 600, Beverly Hills, California 90210 (the "**Company**"), promises to pay to John Gray, an individual residing at 75 Avon Avenue, Mill Valley, California 94941, or any authorized holder of this Note (the "**Holder**"), the principal sum of Five Hundred Thousand United States Dollars ($500,000.00), or so much of such principal sum as may be outstanding, plus any interest calculated in accordance with *Section 2* below, on the Maturity Date (as defined below) in accordance with the provisions of this Promissory Note (this "**Note**"). This Note is subject to the following terms and conditions:

1. Maturity Date. The entire principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable in full on January 6, 2022 (the "**Maturity Date**").

2. Interest. Simple interest shall accrue on the unpaid principal amount of this Note at a fixed rate of six percent (6%) per annum. Interest shall be computed on the actual number of days elapsed and a 365-day year, and accrued interest shall be payable upon the Maturity Date of this Note. If at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by the Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum of rate of interest permitted to be charged by the Holder to the Company, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

3. Payments. Payments on this Note will be made at the address of the Holder on the Company's books in legal tender of the United States of America. All payments on this Note shall be applied: (a) first to the payment of any costs of collection that may be due under this Note; (b) then to the payment of accrued interest (if any); and (c) the balance shall be applied to principal. This Note may be prepaid without penalty by the Company at any time upon three (3) days prior notice to Holder.

4. Conversion.

(a) ***General***. The unpaid principal balance of this Note and any accrued interest may be converted into shares of the Company's common stock (the "**Common Stock**" or the "**Shares**") in accordance with this *Section 4*. Upon conversion, the number of Shares that shall be issued shall equal the number derived by dividing: (i) the unpaid principal balance and accrued interest, if any; by (ii) the applicable conversion price set forth below.

(b) ***Optional Conversion***. At any time after the date of this Note, the Holder may, in such Holder's discretion, elect to convert all of the unpaid principal balance of this Note and all or none of the accrued interest into Shares in accordance with the terms and conditions in this Note.

(c) ***Conversion Price***. The conversion price shall mean an amount equal to **$0.50 per share**, subject to adjustment as set forth in this *Section 4(c)* (the "**Conversion Price**"). If, at any time, the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company will be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. All calculations under this *Section 4(c)* will be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(d) ***Conversion Procedure***.

(i) Optional Conversion. To exercise the right to convert this Note into Common Stock, the Holder shall: (1) provide the Company with three (3) days advance written notice of conversion specifying the date and amount of such conversion and the name in which the Shares shall be issued (if the name is other than that of Holder); (2) surrender this Note to the Company; (3) furnish any appropriate endorsements and documents reasonably requested by the Company; and (4) pay any documentary, stamp, transfer or similar tax if required.

(ii) Delivery of Shares and Cash. As promptly as practicable after the Company's receipt of the written notice of conversion or acknowledgement of automatic conversion, the Company shall deliver to the Holder certificates, whether paper or electronic, representing the number of fully paid and nonassessable shares into which this Note, or such part thereof, may be converted, and cash, if any, for the accrued interest due and payable. Thereupon, the rights of the Holder as a noteholder shall cease and this Note shall be deemed satisfied and discharged.

(e) ***Fractional Shares***. In lieu of issuing any fractional shares upon conversion, the Company instead shall deliver an amount of cash equal to such fraction multiplied by the Conversion Price then in effect.

5. Events of Default. The occurrence of any of the following shall constitute an "**Event of Default**" hereunder:

(a) ***Failure to Pay***. The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any interest or other payment required pursuant to the terms hereof on the date due and such payment shall not have been made within thirty (30) business days of Company's receipt of Holder's written notice to the Company of such failure to pay; or

(b) ***Voluntary Bankruptcy or Insolvency Proceedings***. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,

(iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted pursuant to any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c) ***Involuntary Bankruptcy or Insolvency Proceedings***. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law. The Company agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note and to pay all reasonable costs, including attorney's fees, costs relating to the appraisal and/or valuation of assets and all other costs and expenses incurred in the collection, protection, defense, preservation, or enforcement of this Note or any endorsement of this Note or in any litigation arising out of the transactions of which this Note or any endorsement of this Note is a part.

7. Security Interest. In order to secure the payment and performance of the obligations under this Note and to provide the Holder with a preference upon liquidation of the Company, the Company by this Note grants to the Holders a security interest (the "**Security Interest**") in and to the following property (collectively, the "**Collateral**"): All assets of the Company, including but not limited to any and all furniture, fixtures, machinery, equipment, inventory, accounts, vehicles, prepaid insurance, supplies, patents, patent rights, copyrights, trademarks, trade names, goodwill, royalty rights, franchise rights, chattel paper, license rights, documents, instruments, general intangibles, payment intangibles, investment property and any and all other goods, now owned or later acquired by the Company and wherever located, together with all substitutions and replacements for and products and proceeds of any of the foregoing property and, in the case of all tangible Collateral, together with: (i) all accessories, attachments, parts, equipment, accessions and repairs now or later attached or affixed to or used in connection with any such goods; and (ii) all warehouse receipts, bills of lading and other documents of title now or later covering such goods.

8. Subordination. Notwithstanding *Section 7* above, the Company agrees, and each Holder of this Note by acceptance of this Note agrees, that the payment of the principal of and the interest on this Note shall be subordinate in right of payment, to the extent and in the manner set forth below in this Note, to the prior payment of Senior Indebtedness (as defined below) of the Company outstanding on the date of this Note or incurred in the future. For purposes of this Note, "**Senior Indebtedness**" shall mean outstanding or future indebtedness of the Company, as applicable, and, for future indebtedness, as designated senior to this Note by the Company: (i) for money borrowed by the Company from banks, finance companies, trust companies, pension trusts, insurance companies or other financial institutions in the business of commercial finance; (ii) in connection with the issuance of tax exempt notes or debentures; and (iii) in connection with the acquisition of capital equipment. Furthermore, each Holder of this Note agrees to do or cause to be

done any and all further acts and things and to execute and deliver any and all further documents and instruments as the Company or holders of the Senior Indebtedness deem necessary or appropriate to carry out the full intent and purpose of this *Section 8*.

9. **Registration Rights.** The Company grants to the Holder the following registration rights pertaining to the Shares:

(a) ***Demand Rights***.

(i) At any time following conversion of this Note into Shares pursuant to *Section 4* above and for a period of twelve (12) months following such conversion, the Holder may request that the Company file a registration statement for the resale of the Shares (a "**Requested Registration Statement**").

(ii) The Company will use its reasonable commercial efforts to expeditiously effect (but in any event no later than thirty (30) days after such request) the Requested Registration Statement in such registration under the Securities Act, but only to the extent provided for in this Note; provided, however, that the Company shall not be required to effect a registration pursuant to a request under this *Section 9(a)* more than one time the Holder. Notwithstanding anything to the contrary contained in this Note, no request may be made under this *Section 9(a)* within sixty (60) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering or such longer period as may be required by an underwriter.

(b) ***Piggy-Back Rights***.

(i) Whenever the Company shall propose to file a registration statement under the Securities Act on a form which permits the inclusion of the Shares for resale (a "**Qualifying Registration Statement**"), including a registration on Form S-8, if applicable, it will give written notice to the Holder at least fifteen (15) calendar days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file the Qualifying Registration Statement and the intended method of distribution in connection therewith, and advising the Holder of his right to have any or all of the Shares then held by him included among the securities to be covered by such registration statement (the "**Piggy-Back Rights**"). The Holder shall have the right to include the Shares in one or more Qualifying Registration Statement until all of the Shares have been sold, or until all of the Shares are eligible for sale under Rule 144 promulgated by the SEC or any similar or successor rule, whichever shall first occur.

(ii) Subject to *Section 9(b)(iv)* and *Section 9(b)(v)* below, in the event that the Holder elects to use the Piggy-Back Rights, the Company shall include in the Qualifying Registration Statement the number of the Shares identified by the Holder in a written request (the **"Piggy-Back Request**") given to the Company not later than fifteen (15) calendar days prior to the proposed filing date of the Qualifying Registration Statement. The Shares identified in the Piggy-Back Request shall be included in the Qualifying Registration Statement on the same terms and conditions as the other shares of Common Stock included in the Qualifying Registration Statement.

(iii) Notwithstanding anything in this Note to the contrary, the Holder shall not have Piggy-Back Rights with respect to: (1) a registration statement on Form S-4 or any successor forms thereto; (2) a registration statement filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company; or (3) a registration

statement filed in connection with an offering by the Company of securities convertible into or exchangeable for Common Stock.

(iv) If the lead managing underwriter selected by the Company for an underwritten offering for which Piggy-Back Rights are requested determines that marketing or other factors require a limitation on the number of shares of Common Stock to be offered and sold in such offering, then: (1) such underwriter shall provide written notice thereof to each of the Company and the Holder; and (2) there shall be included in the offering, first, all shares of Common Stock proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriter as aforesaid) and, second, only that number of Shares requested to be included in the Qualifying Registration Statement by the Holder that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, but not limited to, adversely affect the pricing of) the offering of all the shares of Common Stock that the Company desires to sell for its own account.

(v) Nothing contained in this *Section 9* shall create any liability on the part of the Company to the Holder if the Company for any reason should decide not to file a Qualifying Registration Statement for which Piggy-Back Rights are available or to withdraw such Qualifying Registration Statement subsequent to its filing, regardless of any action whatsoever that the Holder may have taken, whether as a result of the issuance by the Company of any notice under this Note or otherwise.

(c) ***Registration Expenses***. Except as set forth below, the Company shall bear all expenses of a Requested Registration Statement or Qualifying Registration Statement. The Holder will be individually responsible for payment of his own legal fees, underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration under this Note.

(d) ***Information by Holder***. The Holder of Shares shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Note.

10. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

11. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

12. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this *Section 12* shall be binding upon the Company, the Holder and each transferee of the Note.

13. Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

14. Governing Law. This Note and all rights, obligations and liabilities under this Note shall be governed by the laws of the State of Delaware without regard to the principles of conflict of laws.

15. Payment Date. In case any payment date is not a business day, then payment may be made on the next succeeding business day with the same force and effect as if made on such original date and no interest will accrue for the period after such date.

16. Construction. If any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition without invalidating the remainder of such provision or this Note.

17. Cancellation. After all the principal and accrued interest at any time owed on this Note have been paid in full or this Note has been converted, this Note shall be surrendered to the Company for cancellation and the Security Interest in this Note shall be terminated.

18. Representations and Warranties of Holder and Transfer Restrictions. Holder hereby represents and warrants to the Company with respect to the purchase of this Note and any issuance of Shares upon conversion of (or with respect to) this Note:

(a) Binding Obligation. The Holder has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note is a valid and binding obligation of the Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) Investment and Accredited Investor. The Holder understands that the investment in the Note and the Shares is a speculative investment, and represents that it is aware of the business affairs and financial condition of the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note, and that it is purchasing the Note for investment for its own account only and not with a view to, or for resale in connection with, any "*distribution*" within the meaning of the Securities Act of 1933, as amended (the "**Securities Act**") or applicable state securities laws. The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

(c) Access to Data. The Holder acknowledges that it has had an opportunity to discuss the Company's business, management and financial affairs with its officers and directors. The Holder understands that such discussions as well as any written information issued by the Company were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(d) Restrictions on Transferability. The Note and the Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this *Section 18(d),* which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the Note and the Shares held by the Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this *Section 18(d)*. Prior to any proposed sale, assignment, transfer or pledge of this Note or the Shares (collectively the "**Restricted Securities**"), unless at such time there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall give written notice to the Company of the Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accomplished at the Holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without

registration under the Securities Act, or (ii) a "*no action*" letter from the Securities and Exchange Commission (the "**Commission**") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to the Commission's Rule 144, an appropriate restrictive legend, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

19. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

For: **RIDESHARE RENTAL, INC.**

By: ______________________________

Name: Ramy El-Batrawi

Title: CEO

AGREED TO AND ACCEPTED BY HOLDER:

By: ______________________________
John Gray, an individual